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                                                                  EXHIBIT 10.23

                            BASIC ORDERING AGREEMENT

THIS AGREEMENT, made and entered into this 8th day of November, 1994, by ViaSat, Inc. a corporation organized and existing under the laws of the State of California and having its principal offices at 2290 Cosmos Court, Carlsbad, California 92009-1585 (hereinafter referred to as ViaSat) and AT&T a corporation organized and existing under the laws of the State of Georgia, acting through its Tridom division, and having its principal offices at 840 Franklin Court Marietta, Georgia, 30067 (hereinafter referred to as AT&T Tridom)

Whereas, ViaSat and AT&T Tridom desire to establish a basic set of terms and conditions for the ordering of equipment from ViaSat that are to become effective upon ViaSat's acceptance of the first order from AT&T Tridom.

NOW, THEREFORE, ViaSat and AT&T Tridom agree as follows:

1. ViaSat will sell to AT&T Tridom the product specified in Exhibit A for the Commitment Quantity Prices delineated in Exhibit B in accordance with the terms of this agreement. These Commitment Quantity Prices are predicated on AT&T Tridom placing cumulative orders for the Commitment Quantities delineated in Exhibit B during the 2 year period of this agreement.

2. The following exhibits are incorporated herein and made part of this Basic Ordering Agreement:

        Exhibit A   DAMA Hardware Specification
        Exhibit B   Pricing
        Exhibit C   ViaSat, Incorporated Terms and Conditions
        Exhibit D   ViaSat, Incorporated Licensed Programs License Agreement

3. This agreement will be valid for a 2 year period beginning upon the written acceptance by ViaSat of the first order placed by AT&T Tridom.

4. Product will be ordered by AT&T Tridom through individual purchase orders.

5. After the delivery of the first product ordered by AT&T Tridom under this contract, delivery of product ordered will be 60 days after receipt of order (ARO) for the VFT-106, VMM-101 and TIM-201 and 9O days ARO for the NCT and the NCC. Based on the quantity of product ordered in the individual purchase order ViaSat reserves the right to spread out deliveries over more than one month.

6. Individual orders once placed by AT&T Tridom can be canceled however they will be subject to cancellation charges delineated in Exhibit B.

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7.       It is understood and agreed that the individual purchase orders placed under this Basic Ordering Agreement will be governed exclusively by the terms and conditions of this agreement notwithstanding any contrary or additional provisions contained in any purchase orders issued by AT&T Tridom unless otherwise agreed to by the parties in writing.

8. Except for material breach by ViaSat, in the event that AT&T Tridom does not place orders for product during the 2 year validity period of this agreement that equal or exceed the Commitment Quantities for the individual products then the parties agree that the following adjustments will be made.

         a. ViaSat will be reimbursed for the unamortized portion of the $75,000 of Non-Recurring Engineering (NRE) to develop the AT&T Tridom-specific IF card and RF combiner/splitters. The unit prices were based on the NRE being amortized over a total of 451 units. The 451 figure is the sum of the 200 RF combiner/splitters and IF cards in the committed quantity of 100 VFT-106 units (each VFT-106 contains both a RF combiner/splitter and an IF card) and the 251 IF cards contained in the 251 committed quantify of VMM-101 units (each VMM-101 contains one IF card). The reimbursement will be calculated by using the formula $75,000*(451-N)/451 where N is equal to the total number of IF cards and RF combiner/splitters ordered.

         b. ViaSat will be reimbursed for any parts or raw materials which were purchased for the AT&T Tridom specific IF cards and RF combiner/splitters and which cannot be returned to the vendor or reused in other ViaSat products and shall include the cost to ViaSat to return or have vendors restock any such AT&T Tridom specific parts or raw materials, including but not limited to restocking charges and ViaSat administrative time. If such parts cannot be returned to vendor and ViaSat charges AT&T Tridom according to this paragraph, then at AT&T Tridom's request, ViaSat will provide such parts to AT&T Tridom. AT&T Tridom shall not be liable for any costs associated with parts used by ViaSat in other ViaSat products. The total price to AT&T Tridom shall be the total actual reasonable cost plus 7%.

         c. ViaSat will be reimbursed a "bill-back" amount to reflect the higher unit prices associated with lower quantity of product actually ordered. The "bill-back" amount will be determined for each unit of product delivered by subtracting from the quantity prices in Exhibit B for the units ordered, on an order by order basis, the Commitment Quantity Unit Price.

         d. In the event AT&T Tridom places purchase orders during the 2 year period for cumulative quantities of individual products that exceed the commitment quantities for the individual product then the prices for those units that exceed the commitment quantities shall be the prices contained in the Exhibit B pricing schedule corresponding to the cumulative quantity at the time of the order.

After expiration of the 2 year period ViaSat will invoice for any adjustments. ViaSat will notify AT&T Tridom in writing of the cumulative quantity of the product ordered sixty days prior to the expiration of this Basic Ordering Agreement.

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9.       ViaSat will proceed to acquire the following certifications and keep
AT&T Tridom informed as to progress of the certification process.

             Safety:  UL, CSA and TUV
             Emissions:  FCC Part 15, Class A, VDE
             Telephone Interface:  FCC Part 6810. process.

10. ViaSat will support AT&T Tridom's desire to have the AT&T Tridom logo on the products. ViaSat and AT&T Tridom will determine the appropriate location for the AT&T Tridom logo.

11. This Agreement may be canceled by either party without liability up to the time that ViaSat accepts the first delivery order issued by AT&T Tridom at which point this agreement becomes a contract binding both parties to the terms contained herein.

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed in duplicate originals by their duly authorized representatives.

ViaSat, Incorporated               AT&T Tridom


By:/s/Andrew M. Paul               By:/s/Eugene Hammond
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Name: Andrew M. Paul               Name: Eugene Hammond
     ---------------                    ----------------
Title: Vice President, Commercial  Title: Product Line Director
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Date:  11/8/94                     Date: 11/7/94
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